Exhibit 99.1

L Brands, Inc. Announces the Closing of its Senior Notes Offering and the Early Settlement of the Notes Tendered by the Early Tender Date

Columbus, Ohio (June 20, 2019) (GLOBE NEWSWIRE) — L Brands, Inc. (the “Company”) (NYSE: LB) announced today the closing of its previously announced offering of $500 million aggregate principal amount of its 7.500% unsecured senior notes due 2029 (the “2029 Notes”) and the early settlement of its tender offer (the “Tender Offers”) to purchase for cash (i) any and all of its outstanding 7.000% Senior Notes due 2020 (the “2020 Notes”) and (ii) its outstanding 6.625% Senior Notes due 2021 (the “2021 Notes”), 5.625% Senior Notes due 2022 (the “2022 Notes”) and 5.625% Senior Notes due 2023 (the “2023 Notes” and, together with the 2021 Notes and the 2022 Notes, the “Waterfall Notes”) up to an aggregate principal amount that will not result in an aggregate purchase price (excluding accrued and unpaid interest) that exceeds $449 million (the “Waterfall Tender Cap”), subject to the order of priority and proration provisions set forth in the Offer to Purchase described below. The Waterfall Notes and 2020 Notes are together, the “Notes.” The Tender Offers provide for early settlement of all Notes that were tendered by 5:00 p.m., New York City time, on June 18, 2019 (the “Early Tender Date”).

According to Global Bondholder Services Corporation, the depositary and information agent for the Tender Offers, as of the Early Tender Date, tenders had been received from holders of Notes in the amounts listed in the table below:

Title of Notes	CUSIP Number(1)	Aggregate Principal Amount Tendered	Aggregate Principal Amount Accepted for Purchase	Aggregate Principal Amount Remaining Outstanding
7.000% Senior Notes due 2020	532716AS6	$212,537,000	$212,537,000	$125,844,000
6.625% Senior Notes due 2021	532716AT4	$329,470,000	$329,470,000	$450,371,000
5.625% Senior Notes due 2022	532716AU1	$299,403,000	$95,694,000	$860,466,000
5.625% Senior Notes due 2023	501797AJ3	$102,823,000	$0	$500,000,000

(1)	No representation is made as to the correctness or accuracy of the CUSIP Numbers herein or printed on the Notes. They are provided solely for the convenience of the holders of the Notes.

As the aggregate principal amount of Waterfall Notes validly tendered and not validly withdrawn at or before the Early Tender Date would have resulted in the Waterfall Tender Cap being exceeded, the 2022 Notes that were accepted for purchase by us were prorated so as to accept the maximum principal amount of 2022 Notes that did not result in the Waterfall Tender Cap being exceeded.  Pursuant to their terms, the Tender Offers will expire at midnight, New York City time, at the end of the day on July 2, 2019, unless extended or earlier terminated by us.  Since the aggregate principal amount of Waterfall Notes validly tendered at or before the Early Tender Date resulted in the Waterfall Tender Cap being exceeded, we will not accept for purchase any Waterfall Notes tendered after the Early Tender Date unless the Waterfall Tender Cap is increased.

The complete terms and conditions of the Tender Offers are set forth in the Offer to Purchase dated June 5, 2019 (the “Offer to Purchase”) and the related letter of transmittal (the “Letter of Transmittal”) that was sent to holders of the Notes.

The Company has retained Citigroup Global Markets Inc., BofA Merrill Lynch, HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC as joint book-running managers in connection with the 2029 Notes offering and Citigroup Global Markets Inc. as the lead dealer manager for the Tender Offers.

This press release shall not constitute an offer to purchase or a solicitation of an offer to purchase with respect to any securities, including the Notes. Any offer or solicitation with respect to the Tender Offers will be made only by means of the Offer to Purchase and related Letter of Transmittal, and the information in this press release is qualified by reference to the Offer to Purchase and related Letter of Transmittal. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

A registration statement relating to the offering of the 2029 Notes has been filed with the United States Securities and Exchange Commission and is effective. This press release shall not constitute an offer to sell nor an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering of the 2029 Notes may be made only by means of a prospectus supplement and the accompanying prospectus.

For additional information regarding the terms of the Tender Offers, please contact the lead dealer manager for the Tender Offers, Citigroup Global Markets Inc., by calling, (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or in writing at Attn: Liability Management Group, 388 Greenwich Street, 7th Floor, New York, New York 10013. Requests for a copy of the Offer to Purchase and Letter of Transmittal can also be obtained from the depositary and information  agent, Global Bondholder Services Corporation, by calling (212) 430-3774 (banks and brokers) or (866) 470-3700 (all others).

For additional information regarding the terms of the offering of the 2029 Notes, you may get any related documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and the accompanying prospectus if you request it by contacting Citigroup Global Markets Inc. c/o Broadridge Financial Solutions by mail at 1155 Long Island Avenue, Edgewood, NY, 11717, or by email at prospectus@citi.com; BofA Merrill Lynch by mail at NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte NC 28255-0001, Attn: Prospectus Department, or by email at dg.prospectus_requests@baml.com; HSBC Securities (USA) Inc. by calling (866) 811-8049 or J.P. Morgan Securities LLC by mail at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, 11717 or by calling (866) 803-9204.

ABOUT L BRANDS:

L Brands, through Victoria’s Secret, PINK and Bath & Body Works, is an international company.  The company operates 2,920 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are also sold in more than 650 franchised locations worldwide.  The company’s products are also available online at www.VictoriasSecret.com and www.BathandBodyWorks.com.

Forward-Looking Statements

We caution that any forward-looking statements contained in this press release or made by our Company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our Company or our management:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	shareholder activism matters;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	liabilities arising from divested businesses;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party or company information;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2018 Annual Report on Form 10-K.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com